                        Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 2, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of Holland Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
January 26, 2000